Exhibit 99.1

Credo Technology Group Holding Ltd Reports First Quarter of Fiscal Year 2024
Financial Results

San Jose, Calif. (August 24, 2023) - Credo Technology Group Holding Ltd (NASDAQ: CRDO), an innovator in providing secure, high-speed connectivity solutions that deliver improved power and cost efficiency as data rates and corresponding bandwidth requirements increase throughout the data infrastructure market, today reported financial results for the first quarter of fiscal year 2024, ended July 29, 2023.

First Quarter of Fiscal Year 2024 Financial Highlights

•Revenue of $35.1 million, grew by 9% quarter over quarter
•GAAP gross margin of 59.2% and non-GAAP gross margin of 59.8%
•GAAP operating expenses of $35.2 million and non-GAAP operating expenses of $27.4 million
•GAAP net loss of $11.7 million and non-GAAP net loss of $4.7 million
•GAAP diluted net loss per share of $0.08 and non-GAAP diluted net loss per share of $0.03
•Ending cash and short-term investment balance of $237.6 million

Management Commentary

Bill Brennan, Credo’s President and Chief Executive Officer, stated, “For the fiscal quarter ended July 29, 2023, Credo reported revenue of $35.1 million, an increase of 9% compared to the prior quarter. Credo’s position as a market leader for high speed connectivity solutions has been years in the making, and the technology acceleration towards high bandwidth solutions with more networking density plays into our strengths. As a result, we continue to expect sequential growth throughout fiscal 2024. We believe our growth will be led by multiple customers across our range of connectivity solutions, which would result in a more diversified revenue base as we exit fiscal 2024.”

Second Quarter of Fiscal 2024 Financial Outlook

•Revenue is expected to be between $42.0 million and $44.0 million
•GAAP gross margin is expected to be between 57.8% and 59.8%, and non-GAAP gross margin is expected to be between 58.0% and 60.0%
•GAAP operating expenses are expected to be between $35.0 million and $37.0 million, and non-GAAP operating expenses are expected to be between $27.0 million and $29.0 million

Conference Call

Credo will conduct a conference call on Thursday, August 24, 2023, at 1:15 p.m. Pacific Time to discuss its financial results for the first quarter of fiscal year 2024, ended July 29, 2023. Interested parties may join the conference call by registering online at https://register.vevent.com/register/BI9d21771adfe649c38581fce70d65ebce. After registering, a confirmation will be sent through email, including dial-in details and unique conference call codes for entry. It is recommended that participants register and dial in for the call at least 10 minutes before the start of the call. A live webcast of the conference call will be available on Credo’s Investor Relations website at http://investors.credosemi.com/. A replay of the webcast will be available via the web at http://investors.credosemi.com/.

Discussion of Non-GAAP Financial Measures

This press release contains references to the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. Reconciliation of these non-GAAP measures to their comparable GAAP measures is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. The non-GAAP financial measures that Credo presents may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Non-GAAP financial measures exclude the effect of share-based compensation expenses, asset impairment and related charges (if applicable), and the related tax effect adjustment to the provision for income taxes.

Credo uses a full-year non-GAAP tax rate to compute the non-GAAP tax provision. This full-year non-GAAP tax rate is based on Credo’s annual GAAP income, adjusted to exclude non-GAAP items, as well as the effects of significant non-recurring and period-specific tax items which vary in size and frequency. Credo’s non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate, such as tax law changes, significant changes in Credo’s geographic mix of revenue and expenses or changes to Credo’s corporate structure.

GAAP diluted net income (loss) per share is calculated using basic weighted average shares outstanding when there is a GAAP net loss, and calculated using diluted weighted average shares outstanding when there is a GAAP net income. Non-GAAP diluted net income (loss) per share is calculated using basic weighted average shares outstanding when there is a non-GAAP net loss, and calculated using non-GAAP diluted weighted average shares outstanding when there is a non-GAAP net income. Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of share-based compensation expenses expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Credo believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Credo’s financial condition and results of operations. While Credo uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Credo does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Credo believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Credo’s non-GAAP financial measures useful in their assessment of Credo's operating performance and the valuation of Credo. Internally, Credo's non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Credo’s operating performance;
•Management’s establishment of internal operating budgets; and
•Management’s performance comparisons with internal forecasts and targeted business models.

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Credo’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Credo’s results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to, any statements regarding: launches of new or expansion of existing products or services; technology developments and innovation; our plans, strategies or objectives with respect to future operations; future financial results; expectations regarding the markets and industries in which Credo conducts business; and assumptions underlying any of the foregoing. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions, or their negatives, may identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that may cause actual events or results to differ materially from those described in this press release. Readers are encouraged to review risk factors and all other disclosures appearing in Credo’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) on June 23, 2023, as well as Credo’s other filings with the SEC, for further information on risks and uncertainties that could affect Credo’s business, financial condition and results of operation. Copies of these filings are available from the SEC, Credo’s website or Credo’s investor relations department. Forward-looking statements speak only as of the date they are made. Credo assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

About Credo

Our mission is to deliver high-speed solutions to break bandwidth barriers on every wired connection in the data infrastructure market. Credo is an innovator in providing secure, high-speed connectivity solutions that deliver improved power and cost efficiency as data rates and corresponding bandwidth requirements increase exponentially throughout the data infrastructure market. Our innovations ease system bandwidth bottlenecks while simultaneously improving on power, security and reliability. Our connectivity solutions are optimized for optical and electrical Ethernet applications, including the 100G (or Gigabits per second), 200G, 400G, 800G and emerging 1.6T (or Terabits per second) port markets. Our products are based on our proprietary Serializer/Deserializer (SerDes) and Digital Signal Processor (DSP) technologies. Our product families include integrated circuits (ICs), Active Electrical Cables (AECs) and SerDes Chiplets. Our intellectual property (IP) solutions consist primarily of SerDes IP licensing.

Investor Relations Contact:

Dan O’Neil
IR@credosemi.com

Credo Technology Group Holding Ltd
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	July 29, 2023	April 29, 2023	July 30, 2022
Revenue:
Product sales	$30,028	$23,830	$35,263
Product engineering services	2,293	2,571	824
IP license	2,774	5,687	10,380
Total revenue	35,095	32,088	46,467
Cost of revenue:
Cost of product sales revenue	13,868	13,127	17,525
Cost of product engineering services revenue	293	226	100
Cost of IP license revenue	144	150	1,179
Total cost of revenue	14,305	13,503	18,804
Gross profit	20,790	18,585	27,663
Operating expenses:
Research and development	22,638	21,403	16,683
Selling, general and administrative	12,543	13,574	11,198
Total operating expenses	35,181	34,977	27,881
Operating loss	(14,391)	(16,392)	(218)
Other income (expense), net	2,157	1,703	(220)
Loss before income taxes	(12,234)	(14,689)	(438)
Provision (benefit) for income taxes	(537)	1,248	(365)
Net loss	$(11,697)	$(15,937)	$(73)
Net loss per share:
Basic and diluted	$(0.08)	$(0.11)	$—
Weighted-average shares used in computing net loss per share:
Basic and diluted	149,277	148,212	145,077

Credo Technology Group Holding Ltd
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	July 29, 2023	April 29, 2023
Assets
Current Assets:
Cash and cash equivalents	$127,045	$108,583
Short-term investments	110,526	109,228
Accounts receivable	27,967	49,541
Inventories	40,793	46,023
Contract assets	8,048	9,445
Prepaid expenses and other current assets	6,271	5,412
Total current assets	320,650	328,232
Property and equipment, net	44,473	40,222
Right of use assets	14,157	14,860
Other non-current assets	16,425	13,975
Total assets	$395,705	$397,289
Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$7,921	$6,067
Accrued compensation and benefits	4,933	6,471
Accrued expenses and other current liabilities	15,077	14,454
Deferred revenue	3,278	4,040
Total current liabilities	31,209	31,032
Non-current operating lease liabilities	12,200	12,869
Other non-current liabilities	4,856	5,753
Total liabilities	48,265	49,654
Shareholders' equity:
Ordinary shares	7	7
Additional paid in capital	466,459	454,795
Accumulated other comprehensive loss	(353)	(191)
Accumulated deficit	(118,673)	(106,976)
Total shareholders' equity	347,440	347,635
Total liabilities and shareholders' equity	$395,705	$397,289

Credo Technology Group Holding Ltd
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except percentages and per share amounts)

	Three Months Ended
	July 29, 2023	April 29, 2023	July 30, 2022
GAAP gross profit	$20,790	$18,585	$27,663
Reconciling item:
Share-based compensation	189	83	304
Total reconciling item:	189	83	304
Non-GAAP gross profit (A)	$20,979	$18,668	$27,967

GAAP gross margin	59.2%	57.9%	59.5%
Non-GAAP gross margin	59.8%	58.2%	60.2%

Total GAAP operating expenses	$35,181	$34,977	$27,881
Reconciling item:
Share-based compensation	(7,779)	(7,827)	(5,242)
Total reconciling item:	(7,779)	(7,827)	(5,242)
Total Non-GAAP operating expenses (B)	$27,402	$27,150	$22,639

GAAP operating loss	$(14,391)	$(16,392)	$(218)
Non-GAAP operating income (loss) (A-B)	$(6,423)	$(8,482)	$5,328

GAAP operating loss margin	(41.0)%	(51.1)%	(0.5)%
Non-GAAP operating income (loss) margin	(18.3)%	(26.4)%	11.5%

GAAP net loss	$(11,697)	$(15,937)	$(73)
Reconciling items:
Share-based compensation	7,968	7,910	5,546
Pre-tax total reconciling item	7,968	7,910	5,546
Other income tax effects and adjustments	(992)	2,299	(424)
Non-GAAP net income (loss)	$(4,721)	$(5,728)	$5,049

GAAP weighted average shares - basic	149,277	148,212	145,077
GAAP weighted average shares - diluted	149,277	148,212	145,077
Non-GAAP adjustment	—	—	13,256
Non-GAAP weighted average shares - diluted	149,277	148,212	158,333

GAAP diluted net income (loss) per share	$(0.08)	$(0.11)	$—
Non-GAAP diluted net income (loss) per share	$(0.03)	$(0.04)	$0.03

Credo Technology Group Holding Ltd
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(In millions, except percentages)

	Outlook for Three Months Ended October 28, 2023
	Low	High

GAAP gross margin	57.8%	59.8%
Reconciling item:
Share-based compensation	0.2%	0.2%
Total reconciling item:	0.2%	0.2%
Non-GAAP gross margin	58.0%	60.0%

Total GAAP operating expenses	$35.0	$37.0
Reconciling item:
Share-based compensation	8.0	8.0
Total reconciling item:	8.0	8.0
Total Non-GAAP operating expenses	$27.0	$29.0